SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy  Statement  Pursuant to Section 14 (a) of the  Securities  Exchange Act of
1934

Filed by the Registrant                      /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/  / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-16(e) (2) )
/X / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                             AmBase Corporation
               (Name of Registrant as Specified in its Charter)

                             AmBase Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/  / $500 per each part to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined.):

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4) Proposed maximum aggregate value of transaction.

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5) Total fee paid:

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/ / Check box if any part of the fee is offset as provided by Exchange Rule 0-11
    (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

   1) Amount previously paid:  _________________________________________________
   2) Form, Schedule or Registration Statement No.  ____________________________
   3) Filing party:  ___________________________________________________________
   4) Date filed:  _____________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998


The 1998 Annual Meeting of Stockholders of AmBase Corporation (the "Company") will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Thursday, May 28, 1998 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

1. the approval of the appointment of Price Waterhouse LLP as the independent accountants of the Company for the year ending December 31, 1998;

2. the approval of an amendment to the AmBase Corporation 1993 Stock Incentive Plan (the "1993 Plan") (a copy of which is attached as Exhibit A to the Proxy Statement) to extend the termination date for the period during which awards may be granted under the 1993 Plan to May 28, 2008 from May 28, 1998;

and such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Monday, April 13, 1998 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

All stockholders are cordially invited to attend the Annual Meeting.




                                             By Order of the
                                             Board of Directors





                                             Michael T. Carenzo
                                             Secretary


Greenwich, CT
April 1, 1998

                              AMBASE CORPORATION
                        GREENWICH OFFICE PARK, BLDG. 2
                               51 WEAVER STREET
                           GREENWICH, CT 06831-5155


                       ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 28, 1998


                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Thursday, May 28, 1998, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 13, 1998.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the meeting.

At the Annual Meeting, the stockholders will be asked (i) to approve the appointment of Price Waterhouse LLP as independent accountants of the Company for the year ending December 31, 1998, and (ii) to approve an amendment to the 1993 Plan to extend the termination date for the period during which awards may be granted under the 1993 Plan to May 28, 2008 from May 28, 1998. The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy (i) for the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants and (ii) the approval of an amendment to the 1993 Plan to extend the termination date for the period during which awards may be granted under the 1993 Plan to May 28, 2008 from May 28, 1998.

The close of business on Monday, April 13, 1998, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of Common Stock at the close of business on April 13, 1998, are entitled to vote on the matters presented at the Annual Meeting. Each share of the Company's Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of March 31, 1998, the Company had 44,533,519 outstanding shares of Common Stock (excluding treasury stock). The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is necessary
(i) for the approval of Price  Waterhouse  LLP as independent  accountants,  and
(ii) for the approval of an amendment to the 1993 Plan to extend the termination date for the period during which awards may be granted under the 1993 Plan to May 28, 2008 from May 28, 1998.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of Price Waterhouse LLP as independent accountants, and for the approval of an amendment to the 1993 Plan to extend the termination date. Abstentions, votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

MEETINGS AND ATTENDANCE

During 1997, the Company's Board of Directors held four meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served.

COMMITTEES OF THE BOARD

The Board of Directors  currently has (i) an Accounting and Audit  Committee and
(ii) a Personnel Committee.

The Accounting and Audit Committee met four times during 1997. The Accounting and Audit Committee currently consists of Robert E. Long, Chairman, and John B. Costello. Mr. Long and Mr. Costello are independent directors of the Company and are not officers or employees of the Company.

The principal functions of the Accounting and Audit Committee are to review, in conjunction with the Company's independent accountants, the accounting and auditing practices and procedures followed by the Company, its subsidiaries and their accountants, and to advise and consult with the Company's officers and make recommendations to the Board with respect to internal and external audit matters affecting the Company, including recommendation for the appointment of independent accountants of the Company.

The Personnel Committee held five meetings in 1997. The Personnel Committee currently consists of Mr. Costello, Chairman, and Mr. Long. Mr. Costello and Mr. Long are independent directors of the Company and are not officers or employees of the Company.

The principal functions of the Personnel Committee are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries. The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws.

The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission (the "SEC"); and the consent of the nominee to serve as a director if elected.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

Certain information concerning the directors of the Company whose terms do not expire in 1998 is set forth below.

Richard A. Bianco, 50. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991. On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company. He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA ("Carteret"), then a subsidiary of the Company, from May 1991 to December 1992. Mr. Bianco served as Chairman and a director of Whitehill Capital, Inc. from September 1990 to June 1991. Mr. Bianco worked for the investment banking firm of Dillon, Read & Co., Inc. from 1980 to 1989. During that period he also served as head of its Capital Markets Group. His term will expire in 1999.

John B. Costello, 60. Mr. Costello spent twenty-five years in the transportation industry in which he founded and operated companies which were purchased by Ryder Systems, Inc. ("Ryder"). He served three years as President of United States Packing and Shipping Company, a subsidiary of Ryder. He has been a private investor since 1989. Mr. Costello was elected a director of the Company in August 1993. His term will expire in 1999.

Robert E. Long, 66. Mr. Long was elected a director of the Company in October 1995. Mr. Long currently is the President and Chief Executive Officer of Business News Network, Inc., a radio network providing business news and investment strategy programming to affiliates nationwide. He is also currently the Chairman of Goodwyn & Long Investment Management, Inc., a registered investment company. He was co-founder, Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. ("Southern Starr"), until March 1995, when Southern Starr was sold. Prior to his employment as Chief Executive Officer of Southern Starr, he was President of Potomac Asset Management, Inc., a registered investment company. Mr. Long is a chartered financial analyst and is a graduate of the George Washington School of Law. He has been a principal, officer and director of two New York Stock Exchange member firms, and has arranged financing for numerous companies during his thirty-year career, including several radio and television properties. Mr. Long serves as a director of Allied Capital Corporation, Potomac Advisors, Inc., CSC Scientific, Inc. and American Heavy Lift Shipping Co., Inc. His term will expire in 2000.
The Company presently has three directors.

DISCLOSURE OF LATE FILINGS

Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by the Company's directors, officers (as defined in the rules promulgated by the SEC under Section 16) and holders of more than 10% of the Company's equity securities. The Company is required to identify each director or officer who failed to file any required reports under Section 16 in a timely manner. Based solely upon its review of copies of Section 16 reports furnished to the Company during and with respect to the most recent fiscal year and written representations that certain reports were not required to be filed, the Company believes that there were no transactions which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director or officer of the Company.

                            EXECUTIVE  COMPENSATION

The following table sets forth the total compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") for services rendered to the Company during the last three fiscal years:

                                     SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------
                                                                         Long-Term Compensation
                                    Annual Compensation                  Awards          Payouts
                                                                   Restricted
                                                   Other Annual      Stock     Options/   LTIP      All Other
Name and Principal            Salary      Bonus    Compensation     Award(s)     SARs    Payouts  Compensation
Position            Year        ($)      ($)(1)       ($)(2)          ($)        (#)       ($)       ($)(3)
--------------------------------------------------------------------------------------------------------------
Richard A. Bianco   1997(4)  $500,000   $825,000      $9,601          ----       ----      ----      $8,687
Chairman,           1996(4)  $500,000   $825,000      $9,392          ----       ----      ----      $8,387
President and       1995     $500,000   $425,000      $8,732          ----       ----      ----      $7,317
Chief Executive
Officer of the
Company
--------------------------------------------------------------------------------------------------------------

John P. Ferrara     1997     $95,000    $20,000       $1,120          ----       ----      ----      $4,821
Vice President,     1996     $95,000    $30,000       $1,076          ----       ----      ----      $4,450
Chief Financial     1995     $90,000    $30,000       $1,157          ----      100,000    ----      $4,001
Officer, Treasurer
and Controller of
the Company
--------------------------------------------------------------------------------------------------------------

(1) Amounts shown in the Bonus column for 1997 represent 1997 bonuses paid to the named individual in January 1998. Amounts shown in the bonus column for 1996 represent 1996 bonuses paid to the named individual in January 1997. Amounts shown in the bonus column for 1995 represent 1995 bonuses paid to the named individual in January 1996.

(2) Other Annual Compensation shown above includes reimbursement to designated executive officers for the income tax costs associated with their participation in the long-term disability plans and supplemental life insurance plans of the Company. The aggregate incremental cost to the Company for perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, supplemental life insurance benefits, other personal benefits, the use of Company provided transportation and reimbursement for tax services in 1997, 1996 and 1995 for Mr. Bianco) in each instance aggregated less than $50,000 or 10% of the total annual salary and bonus for each named executive officer and, accordingly, is omitted from the table.

(3) Amounts included as All Other Compensation include the following: (a) in 1997 the Company's contributions to the AmBase 401(k) Savings Plan, excluding  employee  earnings  reductions:  Mr.  Bianco,  $5,400  and  Mr.
      Ferrara, $3,827; and costs associated with participation in the supplemental term life insurance plans of the Company: Mr. Bianco, $3,287 and Mr. Ferrara, $994; (b) in 1996 the Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $5,100 and Mr. Ferrara, $3,456; and costs associated with participation in the supplemental term life insurance plans of the
      Company: Mr. Bianco, $3,287 and Mr. Ferrara, $994; and (c) in 1995 the Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $4,698 and Mr. Ferrara, $3,081; and costs associated with participation in the supplemental term life insurance plans of the Company: Mr. Bianco, $2,619 and Mr. Ferrara, $920.

(4) Mr. Bianco's total annual compensation for 1997 and 1996 was paid in accordance with the provisions of the Company's 1994 Senior Management Incentive Compensation Plan, which qualifies such compensation to be deducted by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

AGGREGATE OPTION/SAR VALUES AS OF DECEMBER 31, 1997

None of the Named Executive Officers exercised a stock option of the Company during 1997. The Company does not have any outstanding SARs. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 1997 as follows:


                                                         Number of Securities
                                                              Underlying                  Value of Unexercised
                                                              Unexercised                      In-the-Money
                                                            Options/SARs at                  Options/SARs at
                                                           December 31, 1997                December 31, 1997
                   Number of
                Shares Acquired
                Upon Exercise of   Value Realized
     Name             Option        Upon Exercise     Exercisable     Unexercisable    Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------
Richard A. Bianco       -                 -            1,650,000             -          $6,259,500           -

John P. Ferrara         -                 -              100,000             -          $373,000             -
--------------------------------------------------------------------------------------------------------------------

No awards under any stock-option plan, or long-term incentive plan were made to the Named Executive Officers in 1997, and none of the stock options previously awarded to any of the Named Executive Officers were repriced during 1997.

RETIREMENT BENEFITS

One current executive officer and certain former officers of the Company are participants in the Supplemental Retirement Plan (the "Supplemental Plan"), an unfunded retirement plan under which benefit payments to participants are based on a varying percentage (historically ranging from 2.5% to 4%, determined on an individual basis by the Personnel Committee) of the participant's average base salary and bonus (averaged over the three years of credited service that will produce the highest average) multiplied by the number of years of the participant's credited service, up to 20 years, plus 1% of his or her average base salary and bonus multiplied by his or her years of credited service from 20 to 25 years, plus 0.5% of his or her average base salary and bonus multiplied by his or her years of credited service in excess of 25 years, and reduced by any amounts which were paid to the participant from the AmBase Retirement Plan, which was terminated as of November 1, 1993, and any other plan designated pursuant to an employment agreement with the participant. Benefits vest after ten years of service although the Personnel Committee may waive or reduce the ten-year service requirement for individual participants. Upon the election of a vested participant whose employment has terminated after ten years of service or after a Change in Control of the Company, the actuarial equivalent of benefits will be paid in a lump-sum. The Personnel Committee, in its discretion, may waive or reduce the ten-year service requirement for lump-sum payments. Mr. Bianco is the only current active executive officer of the Company who participates in the Supplemental Plan.

The following table presents, for representative periods of credited service, estimated annual benefits payable upon retirement at the normal retirement age of 60 (under the Supplemental Plan) to hypothetical vested participants in the Supplemental Plan, in the form of a ten-year certain and life annuity. For purposes of the Supplemental Plan, accrual has been assumed at the rate of 4% per year.

                                 YEARS OF CREDITED SERVICE
-------------------------------------------------------------------------------
ASSUMED FINAL
AVERAGE EARNINGS   15            20            25           30            35
-------------------------------------------------------------------------------

$  125,000     $ 75,000     $  100,000    $  106,250   $  109,375    $  112,500
   200,000      120,000        160,000       170,000      175,000       180,000
   400,000      240,000        320,000       340,000      350,000       360,000
   600,000      360,000        480,000       510,000      525,000       540,000
   800,000      480,000        640,000       680,000      700,000       720,000
 1,000,000      600,000        800,000       850,000      875,000       900,000
 1,200,000      720,000        960,000     1,020,000    1,050,000     1,080,000
 1,400,000      840,000      1,120,000     1,190,000    1,225,000     1,260,000
 1,600,000      960,000      1,280,000     1,360,000    1,400,000     1,440,000

Years of credited service as of March 1, 1998, for the purposes of computing accrued benefits are: Mr. Bianco, 6.83 years. Mr. Bianco had no vested service in the AmBase Retirement Plan and received no payments in connection with the termination of the AmBase Retirement Plan. No other employee of the Company has credited service under the Supplemental Plan.

AMBASE 401(K) SAVINGS PLAN AND RETIREMENT BENEFITS

The Company sponsors the AmBase 401(k) Savings Plan (the "Savings Plan"), which is a "Section 401(k) Plan" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The Savings Plan permits eligible employees to make contributions of up to 15% of salary, which are matched by the Company at a percentage determined annually. The employer match is currently 100% of the first 3% of the employee's salary eligible for deferral. Employee contributions to the Savings Plan are invested at the employee's discretion, in various investment funds. The Company's matching contributions are invested in the same manner as the salary reduction contributions. All contributions are subject to maximum limitations contained in the Code.

                           COMPENSATION OF DIRECTORS

The annual fee to be paid to all directors who are not employees of or consultants to the Company is $7,500. The annual fees are payable in December, provided that a director who is not an employee of or consultant to the Company attends at least 75% of all meetings during the calendar year. In December 1997, Mr. Costello and Mr. Long each received $7,500 for their services on the Board during 1997. In January 1998, Mr. Bianco received a stock option grant of 45,000 shares in his capacity as President and Chief Executive Officer, which is more fully described under the section entitled Stock Ownership of Directors and Executive Officers, herein. Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any Committee at the request of the Chairman of the Board or the Chairman of any Committee. No additional fees were paid to outside directors in 1997.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel Committee of the Board of Directors is the committee whose functions are equivalent to those of a compensation committee. The Committee members during 1997 were John B. Costello, Chairman, and Robert E. Long. Mr. Costello and Mr. Long are independent directors of the Company and are not officers or employees of the Company.

                             EMPLOYMENT CONTRACTS

An employment agreement, as amended, is in effect between Mr. Bianco and the Company which provides for him to serve as Chairman, President and Chief Executive Officer of the Company at an annual base salary of $500,000 through May 31, 2002. The employment agreement also provides for additional benefits, including his participation in various employee benefit plans, annual bonus eligibility, certain long-term disability benefits and the accrual of benefits under the Company's Supplemental Retirement Plan at 4% of his average base salary and bonus, and 100% vesting in his accrued benefits.

             PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Personnel Committee (the "Committee") is responsible for fixing compensation and other employee benefits for executive officers of the Company. The Committee's executive compensation philosophy is to provide competitive levels of compensation to its executive officers through a combination of base salary, incentive awards and equity in the Company. It is designed to reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.
Management compensation is intended to be set at levels that the Committee believes fairly reflect the challenges confronted by management.

OVERVIEW AND PHILOSOPHY

The Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success and to provide incentives to achieve the Company's goals. In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals. The Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.

EMPLOYEE, EXECUTIVE OFFICER AND CHIEF EXECUTIVE OFFICER COMPENSATION

Base salaries for management employees are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, including companies confronting problems of the magnitude and complexity faced by the Company. Annual salary adjustments are determined by evaluating a number of factors. The most important factor is the performance of the executive, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives. Salary adjustments are determined and normally made at twelve month intervals. Mr. Bianco, the Chief Executive Officer, did not receive a salary adjustment for 1997.

In January 1998, the Committee approved cash bonuses for officers and employees for 1997. Factors considered included performance of the executive, performance of the Company, total compensation level, the Company's financial position and other pertinent factors. This analysis is necessarily a subjective process which utilizes no specific weighting or formula with respect to the described factors in determining cash bonuses. Mr. Bianco was paid a bonus of $825,000 in recognition of his focused management of the Company's significant litigation, particularly the Supervisory Goodwill litigation, described in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"), his role in greatly reducing and controlling the costs associated with defending pending litigation, in implementing cost cutting measures generally, and in pursuing several potential acquisitions, including the acquisition of an equity interest in SDG, Inc. through the Company's wholly owned subsidiary, SDG Financial Corp., which is more fully described in the Form 10-K.

Consistent with the provisions of the Company's 1994 Senior Management Incentive Compensation Plan (the "1994 Plan"), the total annual compensation of Mr. Bianco is deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1994 Plan's stated purpose is to encourage and stimulate efforts of executive officers by giving them a direct economic interest in the performance of the Company and to compensate executive officers on an individual basis for significant contributions to the Company. Mr. Bianco was eligible for a significantly higher bonus payment pursuant to the 1994 Plan; however, the Committee, in its discretion, determined that the bonus was fair and reasonable when balancing the Company's stock appreciation with the current financial position of the Company.

The Company believes that its compensation programs, carefully mixing equity and cash incentives, will focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders.

Personnel Committee:  John B. Costello (Chairman)
                      Robert E. Long

                            STOCK PERFORMANCE GRAPH

The following graph compares the price performance of the Company's Common Stock for the past five years with the performance of the Standard & Poor's Financial Index and the Standard & Poor's 500 Stock Index (S&P 500). The Standard & Poor's Financial Index was selected because it includes companies similar in nature to the Company through most of the five year period. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.








































                                       YEARS ENDING DECEMBER 31
--------------------------------------------------------------------------------
   COMPANY/INDEX         1993        1994        1995        1996         1997
--------------------------------------------------------------------------------
AmBase                  298.94      224.47      507.47     3,033.78     4,324.51
S&P Financial Index     111.10      107.17      165.06       223.12       330.45
S&P 500 Index           110.08      111.53      153.45       188.68       251.63
--------------------------------------------------------------------------------

                                STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, the Company's only class of voting securities, as of January 31, 1998.

-------------------------------------------------------------------------------
                                          AMOUNT AND                PERCENTAGE
NAME AND ADDRESS OF                       NATURE OF BENEFICIAL       OF COMMON
BENEFICIAL OWNER                          OWNERSHIP                STOCK OWNED
-------------------------------------------------------------------------------

Richard A. Bianco                         8,351,600  (a)(b)(c)          18.08%
Chairman, President and                       (direct)
Chief Executive Officer
AmBase Corporation
Greenwich Office Park, Bldg. 2
51 Weaver Street
Greenwich, CT  06831-5155

Orin S. Kramer & Jay Spellman             2,931,000  (d)                 6.58%
Kramer Spellman, L.P.
2050 Center Avenue, Suite 300
Fort Lee, NJ  07024

Gotham Partners, L.P. &
Gotham Partners II, L.P.                  2,506,000  (e)                 5.62%
110 East 42nd Street, 18th Floor
New York, NY  10017

-------------------

(a) Mr. Bianco holds a stock option granted under the Company's 1985 Stock Option Plan on January 29, 1993, to acquire 1,150,000 shares of the Company's Common Stock, all of which may currently be acquired upon exercise of the stock option and, therefore, are included in the column Amount and Nature of Beneficial Ownership above.

(b) Mr. Bianco holds an additional stock option granted under the Company's 1985 Stock Option Plan on May 3, 1995 to acquire 500,000 shares of the Company's Common Stock, all of which may currently be acquired upon exercise of the stock option and, therefore, are included in the column Amount and Nature of Beneficial Ownership above.

(c) Mr. Bianco also holds a stock option granted under the Company's 1993 Stock Option Plan on January 23, 1998 to acquire 45,000 shares of the Company's Common Stock, of which 22,500 will vest on January 23, 1999, and the remaining 22,500 will vest on January 23, 2000 and, therefore, are not included in the column Amount and Nature of Beneficial Ownership, above.

(d) On a Schedule 13D dated January 29, 1997, Orin S. Kramer, Jay Spellman and Kramer Spellman, L.P. reported that, as of January 24, 1997, 2,927,500 shares were held in the aggregate by investment partnerships for which Kramer Spellman, L.P. serves as the general partner and managed accounts for which Kramer Spellman, L.P. serves as discretionary investment manager. Kramer Spellman, L.P., Orin Kramer and Jay Spellman have shared power to vote and dispose of these shares. In addition, Jay Spellman reported that he individually owns an additional 3,500 shares. Mr. Spellman has sole power to vote and dispose of these shares. Therefore, the amount beneficially owned in the aggregate by Mr. Spellman is 2,931,000 shares.

(e) On a Schedule 13D dated February 18, 1997, Gotham Partners, L.P. ("Gotham") and Gotham Partners II, L.P. ("Gotham II") reported that, as of February 14, 1997, 2,473,531 shares were held in the aggregate by Gotham, representing 5.55% of the common stock owned, and 32,469 shares were held in the aggregate by Gotham II, representing 0.07% of the common stock owned. Gotham and Gotham II each have sole power to vote and dispose of the shares owned by each.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of January 31, 1998 was as follows:

--------------------------------------------------------------------------------
                                            AMOUNT                    PERCENTAGE
NAME OF BENEFICIAL                          AND NATURE OF              OF COMMON
OWNER                                       BENEFICIAL OWNERSHIP(A)  STOCK OWNED
--------------------------------------------------------------------------------

Richard A. Bianco...................         8,351,600  (b)(c)(d)       18.08%
John B. Costello....................            30,000                       *
John P. Ferrara.....................           140,029  (e)(f)               *
Robert E. Long......................            25,000                       *
All Directors and Officers as a group,
(4 persons) including those named above      8,546,629                  18.47%

* Represents less than 1% of Common Stock outstanding


(a) Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares.

(b) Mr. Bianco holds a stock option granted under the Company's 1985 Stock Option Plan on January 29, 1993, to acquire 1,150,000 shares of the Company's Common Stock, all of which may currently be acquired upon exercise of the stock option and therefore are included in the column Amount and Nature of Beneficial Ownership above.

(c) Mr. Bianco holds an additional stock option granted under the Company's 1985 Stock Option Plan on May 3, 1995 to acquire 500,000 shares of the Company's Common Stock, all of which may currently be acquired upon exercise of the stock option and, therefore, are included in the column Amount and Nature of Beneficial Ownership above.

(d) Mr. Bianco also holds a stock option granted under the Company's 1993 Stock Option Plan on January 23, 1998 to acquire 45,000 shares of the Company's Common Stock, of which 22,500 will vest on January 23, 1999, and the remaining 22,500 will vest on January 23, 2000 and, therefore, are not included in the column Amount and Nature of Beneficial Ownership, above.

(e) Mr. Ferrara holds a stock option granted under the Company's 1985 Stock Option Plan on May 3, 1995 to acquire 100,000 shares of the Company's Common Stock, all of which may be acquired upon exercise of the stock option and, therefore, are included in the column Amount and Nature of Beneficial Ownership above.

(f) Mr. Ferrara holds an additional stock option granted under the Company's 1993 Stock Option Plan on January 23, 1998 to acquire 5,000 shares of the Company's Common Stock, of which 2,500 will vest on January 23, 1999, and the remaining 2,500 will vest on January 23, 2000 and, therefore, are not included in the column Amount and Nature of Beneficial Ownership, above.

                  PROPOSAL NO. 1 - APPOINTMENT OF ACCOUNTANTS

Based on the recommendation of the Accounting and Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of Price Waterhouse LLP as the independent accountants of the Company for the year ending December 31, 1998. The Company has been advised by Price Waterhouse LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

Management recommends a vote FOR approval of the appointment of Price Waterhouse LLP.

         PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO AMBASE CORPORATION'S
    1993 STOCK INCENTIVE PLAN EXTENDING THE TERMINATION DATE TO MAY 28, 2008

In 1993, the Company's stockholders approved the AmBase Corporation 1993 Stock Incentive Plan (the "1993 Plan"). The 1993 Plan will expire by its terms on May 28, 1998 unless it is extended by a majority vote of the outstanding shares of Common Stock of the Company present or represented at the Annual Meeting of Stockholders on May 28, 1998. An extension of the termination date for the period during which Awards may be granted under the 1993 Plan to May 28, 2008 from May 28, 1998 was approved by the Board of Directors on March 30, 1998, subject to the approval of the Company's stockholders at the May 28, 1998 Annual Meeting of Stockholders.

The Board of Directors has determined that an extension of the 1993 Plan is desirable to promote the interests of the Company and its stockholders by providing the Company's officers and employees with an equity incentive to serve and to continue service with the Company.

The Company believes that stock incentive plans are an integral part of an incentive program to attract and retain qualified individuals for service to the Company and provide individuals with incentives to devote their best efforts to the Company through ownership of the Company's stock, thus enhancing the value of the Company for the benefit of stockholders.

The 1993 Plan is the only stock incentive plan the Company currently has available from which awards may be granted. The 1985 Stock Option Plan for Key Employees expired by its terms on May 22, 1995. The 1993 Plan has an aggregate of 5,000,000 shares of AmBase Common Stock, par value $0.01 per share, reserved for issuance. Under the 1993 Plan, 190,000 stock option awards have been granted. Due to the fact that the Company has no other stock incentive Plan from which awards may be granted, the Board of Directors has determined that an extension of the 1993 Plan is the most effective and efficient manner to meet the Company's goal of providing the Company's employees with incentives to devote their best efforts to the Company through stock ownership and to continue their service with the Company.

The primary features of the 1993 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 1993 Plan, the full text of which is set forth as Exhibit A to the Proxy Statement.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Options may be granted by the Committee as incentive stock options ("ISOs") intended to qualify for favorable tax treatment under Federal tax law or as nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") may be granted with respect to any options granted under the 1993 Plan and may be exercised only when the underlying option is exercisable. An SAR permits the holder to surrender an option or any portion thereof and receive in exchange shares of Common Stock, cash or a combination thereof, with an aggregate value equal to the excess of the fair market value of one share of Common Stock over the exercise price specified in such option multiplied by the number of shares covered by such option or portion thereof which is to be exercised. The 1993 Plan requires that the exercise price of all options and SARs be equal to or greater than the fair market value of the Company's Common Stock on the date of grant of that option. The term of any ISO or related SAR cannot exceed ten years from date of grant, and the term of any NQSO cannot exceed ten years and one month from date of grant. Subject to the terms of the 1993 Plan and any additional restrictions imposed at the time of grant, options and any related SARs (other than Reload Options as hereinafter defined and any related SAR) ordinarily will become exercisable commencing one year after the date of grant.

Subject to such rules as the Committee may impose, the exercise price of an option may be paid in cash, in shares of the Company's Common Stock already owned by the optionee, with a combination of cash and shares, by "pyramiding" shares or effecting a "cashless exercise" if so approved by the Committee, or with such other consideration as shall be approved by the Committee.
"Pyramiding" is a technique whereby an optionee requests the issuer to automatically apply a portion of the shares received upon the exercise, in whole or in part, of a stock option to satisfy the exercise price of additional stock options, thus resulting in multiple simultaneous exercises of options by use of shares as payment. A "cashless exercise" is a technique which allows the optionee to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or a broker loan. Both the "pyramiding" and "cashless exercise" techniques do not increase the compensation that the option provides; the optionee receives the same economic benefit as he or she would upon exercise of a stock appreciation right issued in tandem with the option.

The Committee may provide at the time of grant that an employee shall be granted an option (a "Reload Option") in the event such employee exercises all or part of an option (an "Original Option") by surrendering already owned shares of Common Stock in full or partial payment of the exercise price under such Original Option, subject to the availability of shares of Common Stock under the 1993 Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the exercise price, shall have an exercise price per share of Common Stock equal to the fair market value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the original Option. A Reload Option shall be generally exercisable at any time and from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option). The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option.

In the case of a Change in Control of the Company (as defined in the 1993 Plan), options granted pursuant to the 1993 Plan may become fully exercisable as to all optioned shares from and after the date of such Change in Control in the discretion of the Committee or as may otherwise be provided in the grantee's option agreement. Death, retirement, resignation or absence for disability will not result in the cancellation of any options.

RESTRICTED STOCK AND MERIT AWARDS TO EMPLOYEES

The Committee may grant shares of Common Stock to 1993 Plan participants in such amounts, and subject to such restrictions ("Restricted Stock") and additional terms and conditions, if any, as the Committee, in its sole discretion, shall determine, consistent with the provisions of the 1993 Plan. The Committee may also grant from time to time shares of Common Stock to selected 1993 Plan participants free of restrictions ("Merit Awards") in such amounts as the Committee in its sole discretion shall determine consistent with the provisions of the 1993 Plan. As a condition to any award of Restricted Stock or Merit Award, the Committee may require a participant to pay an amount equal to, or in excess of, the par value of the shares of Restricted Stock or Common Stock awarded to him or her.

Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period", which in the case of grants to employees shall not be less than one year from the date of grant. The Restricted Period with respect to any outstanding shares of Restricted Stock awarded to employees may be reduced by the Committee at any time, but in no event shall the Restricted Period be less than one year. Except for such restrictions, the employee as the owner of such stock shall have all of the rights of a stockholder including, but not limited to, the right to vote such stock and to receive dividends thereon as and when paid.

In the event that an employee's employment is terminated for any reason, an employee's Restricted Stock will be forfeited; provided however, that the Committee may limit such forfeiture in its sole discretion. At the end of the Restricted Period all shares of Restricted Stock shall be transferred free and clear of all restrictions to the employee. In the case of a Change in Control of the Company (as defined in the 1993 Plan), an employee may receive his or her Restricted Stock free and clear of all restrictions in the discretion of the Committee or as may otherwise be provided pursuant to the employee's Restricted Stock award.

PERFORMANCE SHARE AWARDS

The Committee may make, in its sole discretion, and subject to such terms and conditions as it may determine in accordance with the 1993 Plan, awards of Common Stock which shall be earned on the basis of the Company's performance in relation to established performance measures for a specific performance period ("Performance Shares"). Such measures may include, but shall not be limited to, return on investment, earnings per share, return on stockholders' equity, or return to stockholders. Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the relevant performance period.

Performance Shares may be paid in cash, shares of Common Stock or shares of Restricted Stock in such portions as the Committee may determine. An employee must be employed at the end of the performance period to receive payment of Performance Shares; provided, however, in the event that an employee's employment is terminated by reason of death, disability, retirement or other reason approved by the Committee, the Committee may limit such forfeiture in its sole discretion. In the case of a Change in Control of the Company (as defined in the 1993 Plan), an employee may receive his or her Performance Shares in the discretion of the Committee or as may otherwise be provided in the employee's Performance Share Award.

AWARDS TO OUTSIDE DIRECTORS AND OTHERS

The 1993 Plan limits the grant of Stock Options, SARs, Merit Awards, Restricted Stock and Performance Share Awards to officers and employees of the Company. Accordingly, awards may not be made under the 1993 Plan to directors or independent consultants who are not also employees of the Company. The Company reserves the right to provide benefits and awards to independent directors, consultants and other individuals, including cash, equity incentives or other forms of award, under arrangements independent of the 1993 Plan.

PLAN ADMINISTRATION

The 1993 Plan will be administered by the Personnel Committee. The Board will have the authority to amend the 1993 Plan as it deems advisable; however no such amendment will, without authorization and approval of stockholders: (i) increase the aggregate number of shares available for the granting of awards under the 1993 Plan except in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation, or other similar corporate change; (ii) change the manner of determining the minimum exercise prices other than to change the manner of determining fair market value of the Common Stock; and (iii) extend the period during which awards may be granted or exercised.

Subject to the terms of the 1993 Plan, the Committee will select the individuals to whom options, SARs, Restricted Stock, Merit Awards and Performance Share Awards will be granted, determining the number of shares subject to each option award and SAR, prescribe the terms and conditions of each option award and SAR granted under the 1993 Plan, and make any other determination necessary or advisable for administration of the 1993 Plan.

Shares subject to options and related SARs which lapse without having been exercised, or Performance Share Awards which are forfeited, become available for new grants under the 1993 Plan. Any Restricted Stock which is forfeited shall not be available again for such new grants. To the extent that SARs are exercised and the corresponding option canceled, the shares subject to the option will be charged against the maximum number of shares authorized under the 1993 Plan at the time such option was granted.

FEDERAL INCOME TAX CONSEQUENCES

The following brief description of awards under the 1993 Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

OPTIONS

There are no Federal tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

STOCK APPRECIATION RIGHTS

The amount of any cash (or the fair market value of any Common Stock) received by the holder of an option upon the exercise of SARs under the 1993 Plan will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount.

RESTRICTED STOCK AWARDS

An employee (the "Recipient") who has been awarded Restricted Stock will not recognize taxable income at the time of the award unless he elects otherwise. If the Recipient elects to be taxed at the time of the award, the Company will be entitled to a corresponding deduction. At the time any restrictions applicable to the Restricted Stock Award lapse, the Recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. The Recipient's income and the Company's deduction will be equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Dividends paid to the Recipient on the Restricted Stock during the Restricted Period will be ordinary compensation income to the Recipient and deductible as such by the Company.

MERIT AWARDS

A grant of Common Stock pursuant to a Merit Award will result in income for the employee, and a tax deduction for the Company, generally equal to the fair market value of such shares less any amount paid for them.

PERFORMANCE SHARE AWARDS

An employee who has been awarded Performance Shares will not recognize taxable income, and the Company will not be entitled to a deduction at the time of the award. At the time the employee is entitled to the Performance Shares, the employee will recognize ordinary income equal to the sum of the cash and fair market value of the shares of the Common Stock at such time, and the Company will be entitled to a corresponding deduction. To the extent Performance Shares are paid in shares of Restricted Stock, the Federal income tax consequences described above applicable to Restricted Stock will apply.

OFFICERS AND DIRECTORS SUBJECT TO SECTION 16(B) LIABILITY

Special rules may apply to officers subject to liability under Section 16(b) of the Securities Exchange Act of 1934 that may prevent the recognition of income by such individuals and the corresponding deduction by the Company before the date six months following the grant of an option or SAR or the receipt of Restricted Stock, a Merit Award or shares pursuant to a Performance Share Award (unless the employee receives the shares before that date and elects to be taxed upon such receipt).

LIMITATIONS ON DEDUCTIONS

The Company's deductions may be limited (and employees receiving awards may be subject to an excise tax) to the extent that benefits under the 1993 Plan become payable as a result of a Change in Control of the Company. Moreover, current legislation would deny the Company a deduction for compensation paid to an officer in excess of $1 million in any year; however, this limitation would not apply to payments that are performance-based, which requires an annual analysis of grants under the 1993 Plan.

Approval of the Amendment extending the termination date of the 1993 Plan to May 28, 2008 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, present or represented at the meeting and voting together as one class. Abstentions and broker non-votes are not counted as votes cast either for or against the proposal.

For the reasons stated herein, the Board of Directors recommends that the stockholders vote FOR this proposal.

                             ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 1997, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

Stockholders not receiving a copy of the Annual Report on Form 10-K may obtain one by contacting: American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005, Attention: Stockholder Services, (800) 937-5449 or (718) 921-8200.

Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 1999 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 14, 1998.

The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the meeting.

All other stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, Attention: Stockholder Services, (800) 937-5449 or (718) 921-8200.

                               AMBASE CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
           TO BE HELD ON THURSDAY, MAY 28, 1998 This Proxy is Solicited
                       on Behalf of the Board of Directors

The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned, at the Annual Meeting of Stockholders of the Company, to be held on Thursday, May 28, 1998 at 9:00 a.m. Eastern Daylight Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjourment(s) or postponement(s) thereof.

This proxy is given with authority to vote FOR Proposals (1) and (2), unless a contrary choice is specified.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/ Please mark your vote as in this example.


Proposal (1) Approval of Appointment of Price Waterhouse LLP as Independent Accountants for the calendar year 1998.

                      FOR / / AGAINST / / ABSTAIN / /

Proposal (2) Approval of an amendment to the AmBase Corporation 1993 Stock Incentive Plan (the "1993 Plan") to extend the termination date for the period during which awards may be granted under the 1993 Plan to May 28, 2008 from May 28, 1998.

                      FOR / / AGAINST / / ABSTAIN / /

THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS RECOMMENDATIONS, FOR ALL PROPOSALS.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE ---------------------------  DATE ---------

SIGNATURE ---------------------------  DATE----------
                 IF HELD JOINTLY

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.

EXHIBIT A

                              AMBASE CORPORATION
                           1993 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the AmBase 1993 Stock Incentive Plan is to promote the interests of AmBase and its stockholders by providing its officers and employees with an incentive to continue service with AmBase. Accordingly, the Company may grant to selected officers and employees Stock Options, Stock Appreciation Rights, Restricted Stock, Merit Awards and Performance Share Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to devote their best efforts to the Company through ownership of the Company's stock, thus enhancing the value of the Company for the benefit of stockholders.

SECTION 2. DEFINITIONS

(A) "Agreement" shall mean a written agreement setting forth the terms of an Award.

(B) "AmBase" shall mean, collectively, AmBase Corporation and its Subsidiaries.

(C) "Award" shall mean an Option, a Stock Appreciation Right, a Restricted Stock Award, a Merit Award, or a Performance Share Award, in each case granted under this Plan.

(D) "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's death.

     (E) "Board" shall mean the Board of Directors of the Company.

(F) "Change in Control" shall be deemed to occur (1) upon the approval by the Board (or if approval of the Board is not required as a matter of law, the stockholders of AmBase) of (a) any consolidation or merger of AmBase in which AmBase is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions of all or substantially all the assets of AmBase, or (c) adoption of any plan or proposal for the liquidation or dissolution of AmBase, (2) when any "person" (as defined in Section 13(d) of the Exchange Act), other than AmBase or any subsidiary or employee benefit plan or trust maintained by AmBase, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, or more than 20% of AmBase's Common Stock outstanding at the time, without the prior approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by AmBase's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

(G) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(H) "Committee" shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of two or more members, each of whom shall be Disinterested.

(I) "Common Stock" shall mean the Common Stock of the Company ($0.01 par value), subject to adjustment pursuant to Section 13 herein.

(J) "Company" shall mean, collectively, AmBase Corporation and its Subsidiaries.

(K) "Disinterested" shall mean disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

(L) "Employee" shall mean an officer or employee of the Company.

(M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(N) "Exercise Price" shall mean, with respect to each share of Common Stock subject to (i) an Option (other than a Reload Option), the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted or (ii) a Reload Option, the price of which is as fixed pursuant to Section 6 of the Plan.

(O) "Fair Market Value" shall be the mean between the high bid and low asked trading prices of the Company's Common Stock as reported in the "pink sheets" published by the National Quotation Bureau, Inc. or, if the Common Stock is no longer reported on the "pink sheets", the mean between the high and low sales price of the Common Stock as reported on an exchange on which the Common Stock is trading, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported, on the next preceding date on which there was trading of the Common Stock.

(P) "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

(Q) "Merit Award" shall mean an award of Common Stock issued pursuant to Section 9 of the Plan.

(R) "Non-Qualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

(S) "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. An Option shall be designated by the Committee as a Non-Qualified Stock Option or an Incentive Stock Option.

(T)  "Original  Option"  shall mean an option as defined  in  subsection  (D) of
Section 6 of the Plan.

(U) "Performance Period" shall mean the period designated by the Committee during which the performance objectives shall be measured.

(V) "Performance Share Award" shall mean an award of shares of Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

(W) "Performance Shares" shall mean those shares of Common Stock issuable pursuant to a Performance Share Award.

(X) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee, shall have acquired on behalf of the Employee by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

(Y) "Plan" shall mean this AmBase Corporation 1993 Stock Incentive Plan.

(Z) "Reload  Option" shall mean an option granted  pursuant to Subsection (D) of
Section 6 of the Plan.

(AA) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period shall not be less than one year from the date of grant.

(BB) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms and conditions set forth in the related Agreement.

(CC) "Restricted Stock Award" shall mean an award of Restricted Stock.

(DD) "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

(EE) "Retirement" shall mean retirement of an Employee in the employ of the Company at any time as described in the AmBase Corporation and Affiliates Pension Plan or in any successor pension plan, as from time to time in effect.

(FF) "Section 16(b) Optionee" shall mean an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

(GG) "Stock Appreciation Right" or "SAR" shall mean the right of the holder to elect to surrender an Option or any portion thereof which is then exercisable and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price specified in such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. An SAR may only be granted concurrently with the grant of the related Option. An SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in the Plan.

(HH) "Subsidiary" shall mean any present or future subsidiary corporations, as defined in Section 424 of the Code, of AmBase.

(II) "Tax Date" shall mean the date the withholding tax obligation arises with respect to the exercise of an Award.

SECTION 3. STOCK SUBJECT TO THE PLAN

There will be reserved for issuance under the Plan (upon the exercise of Options (incentive and/or non-qualified) and Stock Appreciation Rights, upon awards of Restricted Stock, Performance Share Awards and Merit Awards and for stock bonuses on deferred awards of Restricted Stock and Performance Shares), an aggregate of 5,000,000 shares of AmBase Common Stock, par value $0.01 per share provided; however, that of such shares, only 2,500,000 shares in the aggregate shall be available for issuance for Restricted Stock Awards and Merit Awards. Such shares shall be authorized but unissued shares of Common Stock. Except as provided in Sections 7 and 8 herein, if any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall again be available for the purposes of the Plan.

SECTION 4. ADMINISTRATION

The Plan shall be administered by the Committee. No person who is (or, within one year prior to his or her appointment as a member of the Committee, was) eligible to participate in the Plan, or in any other stock option or stock bonus plan of the Company, shall be a member of the Committee.

In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken or omitted to be taken by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

The provisions of this Section 4 with respect to decisions made by, and authority of, the Committee shall be subject to the provisions of subsection (B) of Section 8 herein.

SECTION 5. ELIGIBILITY

      Awards may only be granted to individuals who are Employees.

SECTION 6. STOCK OPTIONS

    A.  Designation and Price.

(a) Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Non- Qualified Stock Option as shall be designated by the Committee at the time of the grant of such Option. Each Option shall be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

(b) Every Incentive Stock Option shall provide for a fixed expiration date of not later than ten years from the date such Incentive Stock Option is granted.

(c) The Exercise Price of Common Stock issued pursuant to each Option (other than a Reload Option) shall be fixed by the Committee at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

    B.  Exercise.

The Committee may, in its discretion, provide for Options granted under the Plan to be exercisable in whole or in part; provided, however, that no Option (other than a Reload Option) shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 11 herein or as the Committee otherwise determines in accordance with the Plan, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by AmBase of (i) notice from the optionee of exercise of an Option, and (ii) either payment to AmBase (as provided in Section 6, subsection (C) below), of the Exercise Price for the number of shares with respect to which the Option is exercised, or with approval of the Committee, a secured promissory note as hereinafter provided. Each such notice and payment shall be delivered or mailed by post-paid mail, addressed to the Treasurer of AmBase at AmBase Corporation, 51 Weaver Street, Building 2, Greenwich, Connecticut 06831-5155, or such other place as AmBase may designate from time to time. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an ISO and for those shares acquired pursuant to a NQSO.

  C.  Payment for Shares.

Except as otherwise provided in this Section 6, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part in (i) cash, (ii) whole shares of Common Stock owned by the Employee six months or longer and evidenced by negotiable certificates, valued at their Fair Market Value on the date of exercise, (iii) by a combination of such methods of payment, or (iv) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act, of the delivery of the proceeds of an imminent sale of the stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Employee). If certificates representing shares of Common Stock are used to pay all or part of the Exercise Price of an Option, separate certificates shall be delivered by AmBase representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing any additional shares to which the Employee is entitled as a result of exercise of the Option. Moreover, if so provided in the Agreement, and subject to such restrictions, terms and conditions as the Committee may impose, an Employee may request AmBase to "pyramid" his or her shares; that is, to automatically apply the shares which he or she is entitled to receive on the exercise of a portion of an Option to satisfy the exercise for additional portions of the Option, thus resulting in multiple simultaneous exercises of an Option by use of whole shares as payment. The Committee may, in its discretion, authorize payment of all or any part of the Exercise Price over a period of not more than five years from the date the Option is exercised. In such instance any unpaid balance of the Exercise Price shall be evidenced by the Employee's promissory note payable to the order of AmBase which shall be secured by such collateral and shall bear interest at such rate or rates as determined from time to time by the Committee.

    D.  Reload Options

The Committee shall have the authority to specify at the time of grant that an Employee shall be granted another Stock Option (a "Reload Option") in the event such Employee exercises all or part of a Stock Option (an "Original Option") by surrendering in accordance with Section 6, subsection (C) of the above already owned shares of Common Stock in full or partial payment of the Exercise Price under such Original Option, subject to the availability of shares of Common Stock under the Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the Exercise Price, shall have an Exercise Price per share of Common Stock equal to the Fair Market Value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option); provided, however, that a Reload Option granted to a Section 16(b) Optionee shall not be exercisable during the first six months from the date of grant of such Reload Option. The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, consistent with this Section 6, subsection (D), as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions which may include a restriction on the transferability of the number of shares of Common Stock received upon exercise of the Original Option reduced by a number of shares equal in value to the tax liability incurred upon exercise as the Committee, in its sole discretion, may deem desirable which may be set forth in the Agreement evidencing the Reload Option.

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights pursuant to the provisions of this Section 7 to any holder of any Option (including any Reload Option) granted under the Plan with respect to all or a portion of the shares subject to the related Option. An SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this Section 7, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option. An SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the related Option. An SAR granted under the Plan shall be exercisable in whole or in part by notice to AmBase. Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised. For purposes of this
Section 7, the date of exercise of an SAR shall mean the date on which the Company receives such notice.

Subject to the terms and provisions of this Section 7, upon the exercise of an SAR, the holder thereof shall be entitled to receive from AmBase consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to the related Option. The Committee may stipulate in the Agreement the form of consideration which shall be received upon the exercise of an SAR. If no consideration is specified therein, upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

Upon the exercise of an SAR, the related Option shall be deemed exercised to the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under the Plan. Upon the exercise or termination of the Related Option, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

SECTION 8. RESTRICTED STOCK AWARDS

  A.  Awards to Employees

The Committee may make an award of Restricted Stock to selected Employees, evidenced by an Agreement which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. As a condition to any Award hereunder, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Any such Restricted Stock Award shall automatically expire if not purchased in accordance with the Committee's requirements within thirty (30) days after the date of grant. Subject to the terms and conditions of each Restricted Stock Award, the Employee, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a stockholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

In the event that a Restricted Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture. Any Restricted Stock so forfeited by an Employee shall not again be available for the grant of Awards under the Plan.

In the event of a Change in Control, an Employee may receive his or her Restricted Stock free and clear of all restrictions as the Committee may determine, in its sole discretion, or as may otherwise be provided pursuant to the Employee's Restricted Stock Award.

Employees may be offered the opportunity to defer the receipt of payment of vested shares of Restricted Stock, and Common Stock may be granted as a bonus for deferral, under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Restricted Stock so deferred.

B.  Transferability

Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Employees, shall be determined by the Committee and which shall not be less than one year from the date such Restricted Stock was awarded. The Committee may at any time reduce the Restricted Period with respect to any outstanding shares of Restricted Stock awarded under the Plan to Employees, but in no event shall such Restricted Period be less than one year.

During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The recipient will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that (i) the recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) the recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and (iv) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

SECTION 9. MERIT AWARDS

The Committee may from time to time make an award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. As a condition to any such Merit Award, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.

SECTION 10. PERFORMANCE SHARES

The Committee may make awards of Common Stock, evidenced by an Agreement, to selected Employees on the basis of the Company's financial performance in any given period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive such Performance Shares, to determine the number of such shares to be granted for each Performance Period, and to determine the duration of each such Performance period. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

The Committee shall establish performance measures for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may include, but shall not be limited to, return on investment, earnings per share, return on stockholders' equity, or return to stockholders. The performance measures determined by the Committee shall be established prior to the beginning of each Performance Period but may be subject to such later revisions as the Committee shall deem appropriate. Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided and as provided in Section 11(e), during the Performance Period.

An Employee must be employed by the Company at the end of a Performance Period in order to be entitled to payment of Performance Shares in respect of such period; provided, however, that in the event of an Employee's cessation of employment before the end of such period, or upon the occurrence of his or her death, retirement, or disability, or other reason approved by the Committee, the Committee may, in its sole discretion, limit such forfeiture. In the event of a Change in Control, an Employee may receive his or her Performance Shares if approved by the Committee, in its sole discretion, or as otherwise provided in his or her Performance Share Award.

SECTION 11. CONTINUED EMPLOYMENT AND AGREEMENT TO SERVE

(a) Subject to the provisions of paragraph (e) of this Section 11, every Option (other than a Reload Option) and SAR shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option and, if the employment of the Employee shall terminate, for any reason other than death or disability as determined by the Committee, prior to the end of such one year period or with respect to any Reload Option such other period as may be specified by the Committee within such Reload Option may not be exercised, the Option granted to such Employee shall immediately terminate.

(b) Every Option shall provide that in the event the Employee dies while employed by AmBase, during the one-year period of disability described in paragraph (c) of this Section 11, or within three months after cessation of employment for any cause, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's death.

(c) Every option shall provide that in the event the employment of any Employee shall cease by reason of total and permanent disability within the meaning of
Section 22(e) (3) of the Code, as determined by the Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time by such Employee, during a period of one year of continuing disability following termination of employment by reason of such disability for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's total and permanent disability. The one-year period following such termination of employment during which Options may be exercisable may be extended at the discretion of the Committee; provided, however, that no Option may be exercisable after the fixed termination date set forth in the Option. The determination by the Committee of any question involving disability shall be conclusive and binding.

(d) Except as provided in paragraphs (a), (b), (c) and (e) of this Section 11, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or three months after cessation of the Employee's employment for any cause except Retirement, in which event the Option shall be exercisable for a period of three years after such Retirement date, which three-year period may be extended at the discretion of the Committee. If an Option is exercised after cessation of employment or Retirement, it may be exercised only in respect of the number of shares which the Employee could have acquired under the Option immediately prior to such cessation of employment or Retirement; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

(e) Notwithstanding any provision of this Section 11 to the contrary, any Award granted pursuant to the Plan may, in the discretion of the Committee or as provided in the relevant Agreement, become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Award for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Award (i) from and after the time the Employee ceases to be an employee of AmBase as a result of the sale or other disposition by AmBase of assets or property (including shares of any subsidiary) in respect of which such Employee had theretofore been employed or as a result of which such Employee's continued employment with AmBase is no longer required, and (ii) in the case of a Change in Control, from and after the date of such Change in Control.

(f) Each Employee granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of AmBase for a period of at least one year from the date of the Agreement respecting the Award between AmBase and the Employee. Such service shall, subject to the terms of any contract between AmBase and such Employee, be at the pleasure of AmBase and at such compensation as AmBase shall reasonably determine from time to time. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer on any individual any right to continue in the employment of or service to AmBase or interfere in any way with the right of AmBase to terminate the Employee's employment at any time.

(g) Subject to the limitations set forth in Section 422 of the Code, the Committee may adopt, amend, or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of AmBase with respect to any Employee.

SECTION 12. WITHHOLDING TAXES

Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee or former Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment, (ii) authorizing AmBase to withhold from the shares of Common Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or (iii) by delivery to AmBase a number of shares of Common Stock having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an award. An Employee's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.

SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-ups, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3 herein and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Employee shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

SECTION 14. AMENDMENTS AND TERMINATION

Unless the Plan shall have been terminated as hereinafter provided, the Plan shall terminate on, and no Award (other than Reload Options automatically granted pursuant to Section 6 herein) shall be granted after May 28, 1998. The Plan may be terminated, modified or amended by the stockholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of stock present and voting at any annual or special meeting of stockholders of AmBase: (i) increase (except as provided in Section 13 herein) the maximum number of shares which may be issued pursuant to the Awards granted under the Plan, (ii) change class of persons eligible to receive Awards, (iii) change the manner of determining the Exercise Price of Options other than to change the manner of determining the Fair Market Value of the Common Stock as set forth in Section 2 herein or (iv) extend the period during which Awards may be granted or exercised.

SECTION 15. MISCELLANEOUS PROVISIONS

(a) No Employee or other person shall have any claim or right to be granted an Award under the Plan.

(b) An Employee's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee in the Plan shall be subject to any obligation of liability of such individual. An Award shall be exercisable, during an Employee's lifetime, only by him or her or his or her Personal Representative. Except as specified in Section 8 herein, the holder of an Award shall have none of the rights of a stockholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

(c) No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws.

      (d) The expenses of the Plan shall be borne by the Company.

(e) By accepting any Award under the Plan, each Employee and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(f) Awards granted under the Plan shall be binding upon AmBase, its successors, and assigns.

(g) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule, or regulation.

(h) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(i) Each Employee shall be deemed to have been granted an Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee, in its sole discretion, shall determine at the time such grant is authorized; provided, however, that a Reload Option shall be deemed to have been granted on the date on which the Original Option is exercised or such later date as the Committee, in its sole discretion, shall determine prior to the date on which such exercise occurs and a subsequent Reload Option shall be deemed to have been granted on the date on which the underlying Reload Option is exercised or such later date as the Committee, in its sole discretion, shall determine prior to the date on which such exercise occurs.

SECTION 16. EFFECTIVENESS OF THE PLAN

The Plan was adopted by the stockholders of the Company on May 28, 1993 with a termination date of May 28, 1998. An extension of the termination date of the Plan to May 28, 2008 from May 28, 1998 shall be submitted to the stockholders of the Company for their approval and adoption on May 28, 1998 or such other date fixed for the next meeting of stockholders or any adjournments or postponements thereof. The Plan shall not be effective after May 28, 1998 and no Award shall be made hereunder unless and until the extension of the termination date to May 28, 2008 of the Plan has been so approved and adopted at the Annual Meeting of the Company's stockholders, to be held on May 28, 1998.
SECTION 17. GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Connecticut.